Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Number 333-102806 on Form S-8 dated January 29, 2003, and Registration Statement Number 333-191720 on Form S-8 dated October 15, 2013, pertaining to the Hormel Foods Corporation Joint Earnings Profit Sharing Trust of our report dated April 20, 2017, with respect to the financial statements and supplemental schedule of the Hormel Foods Corporation Joint Earnings Profit Sharing Trust included in this Annual Report (Form 11-K) for the year ended October 30, 2016.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

April 20, 2017

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